UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 28, 2004

(Date of earliest event reported)

Jones Soda Co.

(Exact Name of Registrant as Specified in Charter)

Washington	0-28820	91-1696175
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

234 Ninth Avenue North Seattle, WA	98109
(Address of Principal Executive Offices)	Zip Code

(206) 624-3357

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On October 28, 2004, Jones Soda Co. issued a press release reporting our financial results for the third quarter ended September 30, 2004. A copy of the press release is attached to this report as Exhibit 99.1 and incorporated herein by reference.

We will hold our quarterly conference call to discuss the third quarter financial results on Thursday, October 28, 2004, at 1:30 pm Pacific Time (4:30 pm Eastern Time). This call is being webcast by CCBN and can be accessed at our web site at www.jonessoda.com/stockstuff/invest.html. The webcast is also being distributed over CCBN’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN’s individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN’s Individual Investor Network. Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents (www.streetevents.com).

The information contained in this Item 2.02 on Form 8-K and the attached exhibit is being “furnished” only, and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information contained in this report shall not be incorporated by reference into any of our filings with the SEC under the Securities Act of 1933, as amended, or the Exchange Act (whether made before or after the date hereof), except as expressly set forth by specific reference in any such filing, and regardless of any general incorporation language in any such filing.

Item 9.01. Financial Statements and Exhibits.

(c) The following exhibit is being furnished pursuant to Item 601 of Regulation S-B and Instruction B.2 to this Form:

Exhibit No.	Description
99.1	Press Release, dated October 28, 2004, “Jones Soda Co. Announces Third Quarter 2004 Financial Results.”

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 28, 2004

JONES SODA CO.

By:	/s/ Jennifer L. Cue
Jennifer L. Cue
Chief Financial Officer and Chief Operating Officer